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                                                                   EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Selected Historical Consolidated Financial Data", "Changes in Accountants", and "Experts" and to the use of our reports dated April 23, 1997, in the Registration Statement (Form S-1) and related Prospectus of Asymetrix Learning Systems, Inc. to be filed with the Securities and Exchange Commission on March 31, 1998.

                                                          /s/ Ernst & Young LLP
Seattle, Washington
March 31, 1998